Exhibit 10.3

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT (the “Amendment”) is effective as of June 6, 2018 (the “Amendment Effective Date”) by and between CHEMOCENTRYX, INC., a Delaware corporation, having an address at 850 Maude Avenue, Mountain View, CA 94043, U.S. (“ChemoCentryx”), and VIFOR FRESENIUS MEDICAL CARE RENAL PHARMA LTD., a corporation organized under the laws of Switzerland, having an address at Rechenstrasse 37, CH-9014 St. Gallen, Switzerland (“VFMCRP”). ChemoCentryx and VFMCRP may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

A.    ChemoCentryx and VFMCRP are parties to that certain Collaboration and License Agreement, dated December 22, 2016 (the “Agreement”), pursuant to which ChemoCentryx granted VFMCRP an exclusive license to commercialize ChemoCentryx’s proprietary CCR2 inhibitor known as CCX140 in certain countries. The Agreement was originally entered into between Vifor (International) Ltd. (“VIT”) and ChemoCentryx and was subsequently assigned by VIT to VFMCRP.

B.    Based on input from EMA and FDA, the Parties have revised the Development Plan for the Initial Indication to include two parallel tracks as further described below, each having an initial phase and a subsequent phase.

C.    The Parties have determined it is in their mutual interests to enter into this Amendment, in accordance with Section 16.2 of the Agreement, to address the parallel development tracks.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT OF THE AGREEMENT

The Parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date. Except to the extent the Agreement is explicitly amended by this Amendment, the Agreement will remain in full force and effect in accordance with its terms. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement.

1.1    All references in the Agreement to “VIT” are hereby amended to refer instead to “VFMCRP”.

1.2    All references in Section 2.9 of the Agreement to “the date that is [***] after the Effective Date” are hereby amended to refer instead to “June 6, 2018”.

1.3    In consideration of the acceleration of the timing set forth in Section 1.2 above, VFMCRP shall pay ChemoCentryx a one-time, non-refundable, non-creditable payment of eleven million five hundred thousand United States dollars (US$11,500,000) within ten (10) Business Days after the Amendment Effective Date.

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1.4    A new Section 4.3(d) is hereby added to the Agreement to read as follows:

(d)    Two-Track, Two-Phase Initial Indication Development Plan. Based on feedback received by the Parties from the EMA and FDA as of the Amendment Effective Date, the Parties have agreed to two parallel development tracks for the Product in the Initial Indication, one for patients with nephrotic syndrome and one for patients without nephrotic syndrome (each, a “Development Track”). In addition, each Development Track is divided into an initial phase, which is described in the amended Development Plan for the Initial Indication approved by the JSC as of the Amendment Effective Date (each, an “Initial Development Phase”), and a subsequent phase, which will be designed based on results of the Initial Development Phase (each, a “Subsequent Development Phase”). The Development Plan that includes the Initial Development Phase of each of the two Development Tracks is referred to as the “First-Phase Initial Indication Development Plan”. The Development Plan that includes the Subsequent Development Phase of each of the two Development Tracks is referred to as the “Subsequent-Phase Initial Indication Development Plan”.

1.5    Section 4.4(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

(a)    Development Costs. The Parties agree that: (i) VFMCRP shall make the payments set forth in the table below as reimbursement for the costs and expenses ChemoCentryx incurs to conduct Development activities pursuant to the First-Phase Initial Development Plan, as such plan (including budget) was initially approved by the JSC; and (ii) the Parties shall share equally all costs and expenses ChemoCentryx incurs to conduct Development activities for the Initial Indication pursuant to (A) the First-Phase Initial Indication Development Plan, but only to the extent arising from an amendment to the First-Phase Fully-Burdened Budget, as described in Sections 4.4(b) and 4.4(c), and (B) the Subsequent-Phase Initial Indication Development Plan. VFMCRP’s fifty percent (50%) share of such costs and expenses will be based on the First-Phase Fully-Burdened Budget and the Subsequent-Phase Fully-Burdened Budget, as defined below.

Promptly after the Amendment Effective Date, the Parties shall negotiate in good faith to determine a mechanism by which VFMCRP will pay its fifty percent (50%) share of the Subsequent-Phase Fully-Burdened Budget, and will use reasonable efforts to conclude such negotiation and enter into an amendment of this Agreement incorporating such mechanism within four (4) months after the Amendment Effective Date.

Payment Due Date	Development Funding Payment

First-Phase Initial Indication Development Plan (as initially approved by the JSC)
Payable within ten (10) Business Days after the Amendment Effective Date	[***]
Payable on December 31, 2018	[***]
Payable on June 15, 2019	[***]

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“First-Phase Fully-Burdened Budget” means [***] of the total budget (which will include Third Party costs only) set forth in the First-Phase Initial Indication Development Plan. For clarity, with respect to any amendments of such plan or budget therein, VFMCRP will be responsible for [***] of its fifty percent (50%) share of the total budget increase resulting from such amendment. For example, if the budget is amended to be increased by [***], VFMCRP will be responsible for [***] thereof. The Parties acknowledge and agree that the premium on Third Party costs included in the First-Phase Fully-Burdened Budget accounts for the Parties’ internal costs incurred to conduct Development activities under the First-Phase Initial Indication Development Plan.

“Subsequent-Phase Fully-Burdened Budget” means [***] of the total budget (which will include Third Party costs only) set forth in the Subsequent-Phase Initial Indication Development Plan. For clarity, VFMCRP will be responsible for [***] of its fifty percent (50%) share of the total budget. For example, if the total budget is [***], the Subsequent-Phase Fully-Burdened Budget will equal [***], and VFMCRP will be responsible for [***] thereof. The Parties acknowledge and agree that the premium on Third Party costs included in the Subsequent-Phase Fully-Burdened Budget accounts for the Parties’ internal costs incurred to conduct Development activities under the Subsequent-Phase Initial Indication Development Plan.

1.6    The reference to “Initial Indication Fully-Burdened Budget” in Section 4.4(b) of the Agreement is hereby replaced with “First-Phase Fully-Burdened Budget or Subsequent-Phase Fully-Burdened Budget, as applicable”.

1.7    Section 4.4(c) of the Agreement is hereby deleted and replaced in its entirety with the following:

(c)    True-Up Payments. If the budget in the First-Phase Initial Indication Development Plan or the budget in the Subsequent-Phase Initial Indication Development Plan is increased pursuant to Section 4.4(b), then ChemoCentryx may invoice VFMCRP for its share of such increase as determined under Section 4.4(a), and VFMCRP shall pay such invoice within thirty (30) days after receipt thereof. ChemoCentryx shall provide VFMCRP with a statement setting forth all Third Party costs incurred or accrued for activities under the First-Phase Initial Indication Development Plan and for activities under the Subsequent-Phase Initial Indication Development Plan within ninety (90) days after completion of all such activities under the applicable Development Plan. If the total of such Third Party costs is less than the then-current budget in the applicable Development Plan and VFMCRP has made all payments due and payable based upon such then-current budget, then VFMCRP may credit against subsequent payment(s) to be made to ChemoCentryx by VFMCRP under this Agreement the amount by which the total of the payments actually paid to ChemoCentryx for such Development Plan is greater than the total of the payments that VFMCRP would have paid to ChemoCentryx based on the actual Third Party costs for activities under the First-Phase Initial Indication Development Plan or Subsequent-Phase Initial Indication Development Plan, as applicable.

1.8    The references to “Initial Indication Fully-Burdened Budget” in Section 4.4(d) of the Agreement are hereby replaced with “First-Phase Fully-Burdened Budget plus the Subsequent-Phase Fully-Burdened Budget”.

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2.	MISCELLANEOUS

2.1    Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2    Entire Agreement. The Agreement, as amended by this Amendment constitute the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

CHEMOCENTRYX, INC.		VIFOR FRESENIUS MEDICAL CARE RENAL PHARMA LTD.

By:	/s/ Thomas J. Schall, Ph.D.	By:	/s/ David Bevan

Name:	Thomas J. Schall, Ph.D.	Name:	David Bevan

Title:	Chief Executive Officer	Title:	CEO

		By:	/s/ Marcus Kracht

		Name:	Marcus Kracht

		Title:	Deputy CEO

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